UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): October 17, 2003

                           Commission File No. 0-29935

                              20/20 NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

          Nevada, USA                    33-0677140
          -----------                    ----------
  (State of Incorporation)     (IRS Employer Identification No.)

             20700 Ventura Blvd. Suite 227, Woodland Hills CA 91364
             ------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

Company's telephone number, including area code:  (818) 227-9494
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ITEM 1.  Changes in Control of Registrant

On October 17, 2003, 20/20 Networks, Inc. (the "Company") terminated an agreement with E-Z Arch, LLC due to non-performance and canceled the shares issued to E-Z as part of this proposed transaction. The Board of Directors removed Edward Gallagher as president and appointed Charles Smith as interim president. Subsequently, shareholder consent was obtained and Mr. Gallagher and Werner Grieder were removed as directors and the Board size was reduced to three directors.

ITEM 2.  Acquisition or Disposition of Assets.

See discussion above in Item 1.

ITEM 6.  Resignations of Registrant's Directors.

As part of the proposed acquisition of EZA, two new directors were appointed as the Board was increased to five. On October 20, 2003, these two directors were removed and the board size reduced back to three directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21,  2003                           20/20 Networks, Inc.

                                            /s/ Charles Smith, President

                                            -------------------------------
                                            Charles Smith, President